UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 6, 2009 (May 5, 2009)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 5, 2009, the Company’s Board of Directors (the “Board”) approved an indemnification agreement to be executed with each of the Company’s directors and executive officers (each, an “Indemnitee”) substantially in the form presented to the Board. The indemnification agreement supplements existing indemnification provisions in the Company’s Bylaws and the purpose of the agreement is to provide specific contractual assurances to the Company’s directors and executive officers in respect of customary indemnification protections which could not be altered by future changes to the Company’s current Bylaw indemnification provisions. In other words the indemnification agreement provides assurance that no future amendment to the Company’s Certificate of Incorporation or Bylaws will adversely affect any existing right of an executive officer or director with respect to any event that occurred prior to such amendment (regardless of when any proceeding related to such event is first threatened, commenced or completed). In general, the indemnification agreement provides that, subject to the procedures, limitations and exceptions set forth therein, the Company will indemnify each Indemnitee, to the fullest extent permitted by Delaware law, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of the Company. This obligation includes indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by Indemnitee in connection with any threatened or pending action, suit or proceeding. Under the indemnification agreement,  the Company is also required (1) as permitted by Delaware law, to advance expenses prior to the final disposition of the case, in which case Indemnitee will be obligated to reimburse the Company for the amounts advanced if it is later determined that Indemnitee is not entitled to indemnification for such expenses and (2) in certain circumstances, to contribute to the payment of Indemnitee’s losses to the fullest extent permitted by law if a court determines that indemnification is unavailable under law. In general, the disinterested directors on the Board or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change of control has occurred. However, the Company is not obligated under the indemnification agreement to indemnify any Indemnitee in connection with:

–

Any claim for indemnity (1) on account of conduct by Indemnitee which has been determined by a final judgment to have been knowingly fraudulent or willful misconduct or (2) in any circumstances where a final judgment has determined that indemnity is prohibited by law;

–	any settlement amount absent the Company’s prior written consent to such settlement (which consent is not to be unreasonably withheld);

–	any claim for so-called “short-swing” profits made by Indemnitee from trading securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934; or

–

any action initiated by Indemnitee, except (1) an action to enforce the right to indemnification or advancement of expenses under the indemnity agreement, (2) an action for expenses incurred in a separate action to enforce the indemnity agreement where Indemnitee was successful in such separate action or, where not so successful, the court still finds Indemnitee entitled to such expenses or (3) an action authorized by the Board.

The foregoing description is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.	The exhibits filed as part of this Report are listed in the Exhibit Index which is located at the end of this Report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   May 6, 2009                                      VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel
                                                                               & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement between the Company and each of its directors and executive officers